UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 17, 2009

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective September 17, 2009, the board of directors (the "Board") of Marsh & McLennan Companies, Inc. ("MMC") approved an amendment to Article II, Section 2.03 of MMC's Amended & Restated By-laws to require the Secretary of MMC, subject to certain limitations, to call a special meeting upon written request to the Secretary of stockholders of record of at least twenty percent (20%) of the voting power of the outstanding common stock of MMC entitled to vote on the matter or matters to be brought before the proposed special meeting. MMC's Amended & Restated By-laws previously did not allow stockholders to call a special meeting. The Board also approved an amendment to MMC’s advance notice requirements.

In addition to the amendments described above, the amended By-laws include certain changes to clarify language and make other non-substantive changes. This summary is qualified in its entirety by reference to the Amended & Restated By-laws, as so amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 3.1	Amended and Restated By-laws of Marsh & McLennan Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato

Name:	Luciana Fato
Title:	Deputy General Counsel & Corporate

  Secretary

Date:	September 22, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Amended and Restated By-laws of Marsh & McLennan Companies, Inc.

4